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                                                                   Exhibit 10.23



                           MEDICAL UNDERWRITERS, INC.
                      SUPPLEMENTAL EXECUTIVE INSURANCE PLAN
                RESTRICTED SPLIT-DOLLAR LIFE INSURANCE AGREEMENT



                          COLLATERAL ASSIGNMENT METHOD


THIS AGREEMENT is made this 12th day of September, 1996, by and between Medical Underwriters, Inc., a New Jersey corporation (the "Corporation") and Daniel Goldberg (the "Executive").

The Corporation is attorney-in-fact for Medical Inter-Insurance Exchange of New Jersey (MIIX), an unincorporated association providing professional liability and other insurance on the inter-insurance method; and

The Corporation highly values the efforts, abilities and accomplishments of the Executive; and

The Executive is deemed a member of a select group of management and/or one of the highly compensated employees of the Corporation; and

The Corporation, as an inducement of such continued employment, wishes to assist the Executive with his personal life insurance program; and

The Executive and the Corporation wish a portion of the values created hereby to remain available to satisfy the claims of creditors of the Corporation or MIIX during the period of Executive's employment; and

The Executive agrees to participate in such program to the extent hereinafter provided.
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NOW, THEREFORE, the parties named above agree as follows:

(1)      Life Insurance Policy:

         (a) In furtherance of the purposes of this Agreement, life insurance (hereinafter referred to as the "Policy") has been applied for on the life of the Executive from Phoenix Home Life Mutual Insurance Company (hereinafter called "Insurer"). See Schedule A attached hereto for particulars on the Policy and any other life insurance policies issued in connection with this Agreement.

         (b) This Agreement is effective as to a particular policy upon execution or upon issuance and acceptance of such Policy, whichever is later.

(2) Ownership Rights and Duties under the Policy:

         (a) The Executive shall retain and may exercise all incidents and rights of ownership with respect to the Policy except as otherwise hereinafter provided.

         (b)      The Corporation shall have the right to:

                  1. Obtain Policy loans or other withdrawals to the extent of Part One of the Policy as defined in Paragraph 8 of this Agreement. The Policy may be assigned as collateral for such loans or withdrawals. The interest due on such loans shall be a debt of the Corporation owed to the Insurer;

                  2. Upon termination of this Agreement other than by reason of Executive's death, collect from the Insurer Part One of the Policy as defined in Paragraph 7 of this Agreement.

                  3. Upon the death of the Insured, collect from the Insurer Part One and Part Two of the Policy as defined in Paragraph 7 of this Agreement; or

        (c) The Corporation shall be responsible for safeguarding the Policy.

        (d) The parties to this Agreement shall execute and forward promptly and without unreasonable delay, changes in beneficiary designations forms and documents, including the Policy, as required by the Insurer, to facilitate the exercise of any rights of the parties hereto. The parties hereto shall not be required to execute any


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                  documents or take any action that would impair their own
                  interests under the Policy.

(3)      Collateral Assignment:

         Concurrently with the execution of this Agreement, the Executive shall execute a Collateral Assignment of the Policy as security for the premium advances made by the Corporation. Such Collateral Assignment shall not be inconsistent with the rights of the parties under this Agreement.

(4)      Payment of Premiums:

         The Corporation will pay all premiums on the Policy. The payment of the premium shall be made on the date the premium is due and within the grace period allowed by the Policy for the payment of the premium. Premiums shall be paid in accordance with the Illustration attached hereto as Exhibit A.

(5)      Use of Dividends:

         All dividends attributable to the Policy shall be applied to the purchase of Paid-Up Additions from the Insurer.

(6)      Payment of Proceeds:

         On Executive's death, the Corporation shall receive Part One and Part Two of the Policy, and such party or parties as designated by the Executive, in writing, shall receive Part Three of the Policy.

(7)      Key-man element:

         Upon termination of this Agreement for reasons other than Executive's death, discharge without cause, or other unilateral action by the Corporation, Executive shall designate the Corporation or MIIX, at the Corporation's election, as beneficiary of an amount of death proceeds equal to the sum of Parts One and Two of the Policy as of the date of such termination, and such designation shall be irrevocable until one year after the date of the event described in Paragraph 9 from which such termination results. If Executive dies after the expiration of such one-year period without designating a beneficiary other than the Corporation or MIIX, any death proceeds of the Policy received by the Corporation or MIIX shall be held for and payable to Executive's estate.



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(8)      Definitions:

         (a) Part One of the Policy is:

                  1. Prior to a Declaration of Insolvency, zero; and

                  2. after a Declaration of Insolvency, an amount equal to the lesser of the cash surrender value of the Policy or the sum of premiums paid by the Corporation, net of previous withdrawals or policy loans made to the Corporation.

                  The Corporation shall properly certify, as required by the Insurer, the extent of Part One of the Policy and payment of such amount shall release the Insurer from any liability to the Corporation. Absent such certification, the insurer may rely on a certification by Executive, which certification is not contested by the Corporation within thirty days of receiving notice thereof from the insurer.

         (b) Part Two of the Policy is an amount equal to the proceeds of the policy less the sum of Part One and $900,000.00.

         (c) Part Three of the Policy is the proceeds of the Policy in excess of the sum of Part One and Part Two.

         (d) Declaration of Insolvency means an order of a court of competent jurisdiction placing the assets of the Corporation or MIIX in the hands of a bankruptcy trustee, receiver, rehabilitator, or other holder for the benefit of creditors.

(9)      Termination of Agreement:

         This Agreement shall terminate for any of the following reasons:

         (a)      Performance of its terms, following death of Executive;

         (b) Termination of Executive's employment with the Corporation for reasons other than death and disability;

         (c) A party's submission of written notice of such intention to the other party;


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         (d)      Any action by one party that would defeat or impair the
                  interest of such other party other than death or termination of employment. Such action shall include, but is not limited to failure to pay premiums as agreed upon, cancellation of the Policy by any party hereto.

                  Termination of Agreement because of death, termination of employment, or termination by notice shall be effective immediately. All other terminations shall be effective 30 days from any such action.

(10)     Repayment for Reasons Other Than Death:

         (a) The amounts owed to the Corporation in the event of termination other than by death shall be Part One of the Policy as defined in Paragraph 8 of this Agreement.

         (b) In all instances of termination other than by death, the amount of Part I of the Policy shall be certified as provided in Paragraph 8, and payment of such amount shall release the Insurer from any liability to the Corporation.

         (c) Such repayment to the Corporation of the amounts owed it under this Agreement shall be made from the total cash values of the Policy. All parties shall execute the documents necessary to facilitate such use of the total cash values, regardless of any rights any party may have in such total cash values.

(11)     Disposition of Policy Upon Termination of Agreement:

         The Executive may dispose of the Policy upon termination of this Agreement by sale or otherwise except that no disposition of such Policy shall take place unless (i) the Corporation has certified to the Insurer that its interest in such Policy has been satisfied or released; or (ii) the Executive so certifies and the Corporation does not, within thirty (30) days after notice thereof, contest such certification. For purposes of this Paragraph, the Corporation's interest shall not be deemed satisfied if the action contemplated by Executive will adversely affect the Corporation's rights under Paragraph 7.

(12)     Named Fiduciary:

         This Agreement and other similar agreements constitute the Medical Underwriters, Inc., Supplemental Executive Split-Dollar Plan ("The Plan"). The Corporation is hereby designated as the Named Fiduciary of the Plan in accordance with the Executive


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         Retirement Income Security Act of 1974 and shall serve in such capacity until removed by the Board of Directors of the Corporation and appointment of a successor by duly adopted resolution of the Board. The business address and telephone number of the Named Fiduciary are:

                  Medical Underwriters, Inc.
                  Two Princess Road
                  Lawrenceville, NJ 08648
                  (609)896-2404

         The Named Fiduciary shall have the authority to control and manage the operation and administration of this Plan. However, the Named Fiduciary may allocate responsibilities for the operation and administration of the Plan, including the designation of persons who are not Named Fiduciaries, to carry out fiduciary responsibilities. The Named Fiduciary shall effect such allocation of responsibilities by delivering to the Corporation a written instrument that specifies the nature and extent of the responsibilities allocated, including, if appropriate, the persons, not Named Fiduciaries, who are designated to carry out fiduciary responsibilities under this Plan. The Named Fiduciary of this Plan shall be responsible for making timely delivery of any required premiums to the Insurer. All Plan documents shall be retained by the Named Fiduciary and made available for examination at the above indicated business address. Upon written request, the Plan document and other information shall be provided to the parties of this Plan.

(13)     Claims Procedure:

         Benefits shall be payable in accordance with the Plan provisions. Should the Executive or beneficiary fail to receive benefits to which such Executive or beneficiary believes he is entitled, a claim may be filed. Any claim for a Plan benefit hereunder shall be filed by Executive or beneficiary (claimant) of this Plan by written communication which is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Named Fiduciary.


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         If a claim for a Plan benefit is wholly or partially denied, a written notice of the decision shall be furnished to the claimant by the Named Fiduciary or his designee within a reasonable period of time after receipt of the claim by the Plan, which notice shall include the following information:

         (a)   The specific reason(s) for the denial;

         (b) Specific reference to the pertinent Plan provisions upon which the denial is based;

         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)   An explanation of the Plan's claim review procedures.

         In order that a claimant may appeal a denial of a claim, a claimant or his duly authorized representative:

         (a) May request a review by written application to the Named Fiduciary or his designee not later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

         (b)   May review pertinent documents; and

         (c)   May submit issues and comments in writing.

         A decision on review of a denied claim shall be made not later than sixty (60) days after the Plan's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

         Notwithstanding anything contained in this Paragraph to the contrary, any claim for a death benefit under an insurance policy under this Plan shall be filed with the Insurer by the claimant or his authorized representative on the form or forms prescribed for such purpose by the Insurer. The Insurer shall have sole authority for determining whether a death claim shall or shall not be paid, either in whole or in part, in accordance with the


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         terms of such insurance contract which may have been purchased on the life of the Executive.

(14)     Amendment of Agreement:

         This Agreement may be altered, amended or modified, including the addition of any extra Policy provisions, by a written agreement signed by the Corporation and the Executive. The law of the State of New Jersey shall govern this Agreement. It shall be the obligation of the Corporation to notify the Insurer of any amendments or changes to this Agreement.

(15)     Interpretation of Agreement:

         Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa.

(16)     Liability of Insurer:

         No Insurer shall be a party to this Agreement. With respect to any Policy of insurance issued pursuant to this Agreement, the issuing Insurer shall have no liability except as set forth in the Policy. Such Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to policies of life insurance, or as to the application of the proceeds of such policies.

         The Insurer shall be discharged from all liability in making payments of the proceeds and in permitting rights and privileges under a Policy to be exercised pursuant to the provisions of the Policy.

(17)     Binding Agreement:

         This Agreement shall bind all parties, their successors and assigns and any Policy beneficiary.


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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year above stated.

                                                     MEDICAL UNDERWRITERS, INC.


                                                     By:    /s/David M. Martini
                                                          ---------------------

Witness:                                             Executive:


    /s/Michael P. Franko                                /s/Daniel Goldberg
 -------------------------                              -----------------------
                                                        Daniel Goldberg


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                                   SCHEDULE A

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY



INSURED               POLICY NO.         FACE AMOUNT         DATE OF ISSUE

Daniel Goldberg       2693161            $1,400,000          12/27/95


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                 COLLATERAL ASSIGNMENT OF SPLIT-DOLLARED POLICY


THIS ASSIGNMENT is made this 12th day of September, 1996, by the undersigned (herein referred to as "Policyowner") to Medical Underwriters, Inc., a New Jersey Corporation (hereinafter referred to as "Assignee"), its successors and assigns.

1. The subject of this Assignment is a certain life insurance policy, No. 2693161, issued by Phoenix Home Life Mutual Insurance Company (hereinafter referred to as "Insurer"). See Schedule A of Agreement mentioned in Paragraph 2 below.

2. The Policy is subject to a Restricted Split-Dollar Life Insurance Agreement (hereinafter called the "Agreement"), dated September 12, 1996, between the Assignee and Daniel Goldberg. The Agreement was created to assist Policyowner with his or her personal life insurance program as an employee benefit for a valued key employee. Such Agreement is hereby incorporated into and made a part of this Assignment.

3. The Policyowner hereby assigns, transfers and sets over to the Assignee the following specific limited rights in the Policy and subject to the following terms and provisions:

         (a) This Assignment is made and the Policy is held as collateral security for Assignee's interest in the Policy under the terms of the Agreement.

         (b) The Assignee's rights in the Policy are to the extent of its interest in the Policy as stated in the Agreement.

4. The Assignee shall have the right to be repaid to the extent of its interest:

         (a)      In the event of the death of the insured on the Policy;

         (b) In the event the Policy is lapsed, canceled or surrendered by the Policyowner; or

         (c)      In the event of the termination of the Agreement.
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5.   The Assignee is strictly prohibited:

     (a)      From surrendering the Policy for cancellation; or

     (b) From assigning its rights to any person other than to the Policyowner or to some other person as the Policyowner may direct; and

     (c) In general, from taking any action which would endanger the interests of the Policyowner or endanger the payment of the death proceeds in excess of its interest in the Policy.

              Notwithstanding any provisions of this Assignment to the contrary, the Assignee shall, when its interest has been satisfied, be obligated to release this Assignment, or make a reassignment of its interest in the Policy to the Policyowner's successors or assigns.

6. Except as specifically provided herein, the Policyowner shall retain and possess all other incidents of ownership in the Policy, including, but not limited to:

     (a) The sole and exclusive right to cancel or surrender the Policy for its cash surrender value, if any;

     (b) The right to designate and change the beneficiary of the death proceeds on the Policy; and

     (c) The right to elect and exercise any optional mode of settlement permitted by the Policy.

              However, all rights retained by the Policyowner shall be subject to the terms and conditions of the Agreement.

7.   The Insurer shall:

     (a) Have no duty or obligation to inquire into or investigate the reason or validity of the Assignee's request to exercise any of its rights hereunder, or whether the Policyowner has notice of it. The Insurer may treat any such request by the Assignee as an affirmation that the request conforms to this Assignment and the Agreement and is thereby authorized to act upon such requests;


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     (b)      Be fully protected in recognizing a request by the Policyowner to exercise any right of ownership, whether or not the Assignee has notice of such request including, but not limited to, the right to surrender the Policy.

     (c) Have the right in determining the amount of the interests of the Assignee or Policyowner in any of Part One, Part Two, or Part Three to rely on a statement as to the amount of those remaining interests signed by the Assignee (or any officer of the Assignee) (the "Statement") in order to determine the amount of any payment to be made to the Assignee or Policyowner, or, as provided in the Agreement, to rely on certain statements by Policyholder of which Assignee has notice and which Assignee does not contest as provided in the Agreement. As between the Insurer and all parties claiming any interest in the Policy, payment in reliance upon such Statement shall be a full discharge of the Insurer for such portion of the Cash Surrender Values, Paid-Up Additions, Loans or Death Benefit and shall be binding on all parties claiming an interest in the Policy.

     (d) Bear no liability to any party claiming an interest in the Policy should the release of Paid-Up Additions, the Full or Partial Surrender for the Cash Surrender Value, or the use of policy loans in accordance with the parties' rights under this assignment result in a reduction of either Part One or Part Two of the Policy.

8. Upon request, the Assignee shall forward the Policy to the Insurer for endorsement of any designation or change of the Policy beneficiary, or any election of an optional plan for payment of the proceeds. The Assignee shall forward the Policy for these purposes without unreasonable delay.

9. The exercise of any right given herein to the Assignee, or retained by the Policyowner, shall be solely at the option of each party respectively and shall not require notice or consent of one party to the other. Nevertheless, the Assignee and the Policyowner covenant that they will not exercise any rights or privileges in this Policy in a manner which would adversely affect any right or interest of the other or his or her designated beneficiary.

10. The Assignee shall release and reassign all of its specific rights in the Policy transferred by this Assignment upon satisfaction or release of its interest in the Policy without unreasonable delay.





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11.     The Insurer is not a party to the Agreement or to this Assignment.

IN WITNESS WHEREOF, this Assignment is hereby executed this 12th day of September, 1996.


Witness:                                             Policyowner:


   /s/Michael P. Franko                                 /s/Daniel Goldbeg
  -----------------------                              -----------------------
                                                        Daniel Goldberg


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